UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023 (May 18, 2023)

POWERUP ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41293	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Grand Street Unit #195

New York, NY 10013

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 313 8109

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	PWUPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share, included as part of the Units	PWUP	The Nasdaq Stock Market LLC
Redeemable Warrants each exercisable for one Class A Ordinary Share for $11.50 per share, included as part of the units	PWUPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2023, PowerUp Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “EGM”) for the purpose of considering and voting on the Charter Amendment (as defined below) and, if presented, the proposal to adjourn the EGM to a later date.

Charter Amendment

At the EGM, the shareholders of the Company approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination from May 23, 2023 to May 23, 2024. Under Cayman Islands law, the Charter Amendment took effect upon approval by the shareholders. The Company plans to file the Charter Amendment with the Cayman Islands General Registry within 15 days of the EGM.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2023, the Company held the EGM for the purposes of considering and voting upon the Charter Amendment and, if presented, the proposal to adjourn the EGM to a later date. As of the record date of April 19, 2023, there were a total of 35,937,500 ordinary shares, including 28,750,000 Class A ordinary shares and 7,187,500 Class B ordinary shares, issued and outstanding and entitled to vote at the EGM. There were 27,655,829 ordinary shares, 20,468,329 of which were Class A ordinary shares and 7,187,500 of which were Class B ordinary shares, present at the EGM in person or represented by proxy, or approximately 77% of the total shares issued and outstanding and entitled to vote at the EGM, representing a quorum.

The Charter Amendment was approved by a special resolution of the Company’s shareholders, and received the following votes:

For	Against	Abstain
24,317,757	3,336,863	1,209

The adjournment proposal was not presented to the shareholders because there were sufficient votes to approve the Charter Amendment.

In connection with the EGM, shareholders holding approximately 26,946,271 ordinary shares (the “public shares”) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $283 million (approximately $10.51 per public share) will be removed from the Trust Account to pay such holders and approximately $20 million will remain in the Trust Account. Following redemptions, the Company will have approximately 1,803,729 public shares outstanding.

Item 8.01. Other Events.

Following the EGM, on May 18, 2023, shareholders (the “Initial Shareholders”) holding all of the issued and outstanding Class B ordinary shares of the Company elected to convert their Class B ordinary shares into Class A ordinary shares of the Company on a one-for-one basis (the “Conversion”). As a result, 7,187,500 of the Company’s Class B ordinary shares were cancelled and 7,187,500 of the Company’s Class A ordinary shares were issued to such converting Class B shareholders. The Initial Shareholders agreed that all of the terms and conditions applicable to the Class B ordinary shares set forth in the Letter Agreement, dated February 17, 2022, by and among the Company, its officers, its directors and the Initial Shareholders (the “Letter Agreement”), shall continue to apply to the Class A ordinary shares that the Class B ordinary shares converted into, including the voting agreement, transfer restrictions and waiver of any right, title, interest or claim of any kind to the Trust Account or any monies or other assets held therein. Following the Conversion and the redemptions mentioned above, the Company has approximately 8,991,229 Class A ordinary shares issued and outstanding and no Class B ordinary shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Amendment to Amended and Restated Memorandum and Articles of Association of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERUP ACQUISITION CORP.

	By:	/s/ Gabriel Schillinger
		Name:	Gabriel Schillinger
		Title:	President

Dated: May 23, 2023